Exhibit 4.22

NEITHER THE WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANT NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

266,000 shares August 14, 2007

JUMA TECHNOLOGY CORP.
Warrant for the Purchase of Shares of Common Stock

For value received, this Warrant (the "Warrant") is hereby issued by JUMA TECHNOLOGY CORP. a Delaware corporation (the "Company"), to Mr. Cody Corrubia (the "Holder"). Subject to the provisions herein, the Company hereby grants to the Holder the right to purchase from the Company up to 114,000 fully paid and non-assessable shares of Common Stock (defined herein), at an exercise price of $0.90 per share (the "Exercise Price") subject to further adjustment as set forth in Section 7 herein. The Holder hereby agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein. The term "Common Stock" means the Common Stock of the Company, par value $0.001 per share. The shares of Common Stock deliverable upon exercise of this Warrant and as adjusted from time to time are hereinafter referred to as the "Warrant Shares".

1. Exercise of Warrant. This Warrant may be exercised pursuant to the procedures set forth herein at any time on or before the earlier of (i) the latest date of any securities issued in conjunction with the investment by Vision Opportunity Master Fund Ltd. Or 5:00 p.m., New York time, on the day occurring five (3) years from the date herein (the "Expiration Date") or (ii) if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day. Upon delivery of this Warrant, the Notice of Warrant Exercise Form attached hereto, and payment of the applicable Exercise Price (which may be accomplished by either a "Cash Exercise" or a "Cashless Exercise" as described herein) multiplied by the total number of shares of Common Stock thereby purchased (the "Aggregate Exercise Price"), at the principal office of the Company, the Holder shall be entitled to receive the number of Warrant Shares so purchased. The date on which the Company receives this Warrant, the Notice of Warrant Exercise Form, and payment for the Warrant Shares in the manner provided for herein shall be referred to as the "Exercise Date."

a. Cashless Exercise. At the Holder's option, a Cashless Exercise may be effected by converting the Warrant (the "Conversion Right") into shares of Common Stock by exercise of the Conversion Right with respect to a particular number of shares of Common Stock under the Warrant (the "Converted Warrant or Portion"), the Company shall deliver to the Holder (without payment by the Holder of any cash, cancellation of indebtedness or delivery of any other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (a) the difference between (i) the product of the Fair Market Value (as defined below) of a share of Common Stock as of the date the Conversion Right is exercised (the "Conversion Date") and the number of shares of Common Stock into which the Converted Warrant or Portion could have been exercised hereunder and (ii) the Aggregate Exercise Price that would have been

payable upon such exercise of the Converted Warrant or Portion as of the Conversion Date, by (b) the Fair Market Value of a share of Common Stock as of the Conversion Date.

For purposes of this Section 1 the "Fair Market Value" shall equal the closing trading price of the Common Stock, on the Nasdaq SmallCap Market, the principal trading exchange or market for the Common Shares (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq SmallCap Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq SmallCap Market or traded over-the-counter and the average price cannot be determined a contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

Upon receipt by the Company of this Warrant, the executed Notice of Warrant Exercise Form, the Aggregate Exercise Price (if by Cash Exercise) and subject to the Holder's compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Common Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Market Value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

4. Registration Rights. The Holder shall have piggyback registration rights with respect to the registration of the Warrant Shares.

5. Assignment or Loss of Warrant. Subject to the transfer restrictions herein (including Section 8), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds

sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

7. Adjustments.

7.1 Adjustment for Recapitalization. If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification, or split-up thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment shall be effective at the close of business on the effective date of such subdivision or combination.

7.2 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company after the date hereof or in case after such date the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

7.3 Certificate as to Adjustments. The adjustments provided in this Section 8 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder). In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each Holder.

7.4 Notices of Record Date, Etc. In the event that:

(a) the Company authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(b) the Company authorizes any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity; or

(c) the Company authorizes any voluntary or involuntary dissolution, liquidation, or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, and stating the amount and character of such right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

7.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

8. Transfer to Comply with the Securities Act. This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

9. Legend. Unless the shares of Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Shares, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED,

TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party shown on the books of the Company, or if to the Company, at the address set forth on the signature page hereof, Attn: President, or at such other address of which the Company or the Holder has been advised by notice hereunder.

11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

Juma Technology Corp.

By: ______________________

Name: Anthony Fernandez

Title: Chief Financial Officer

NOTICE OF WARRANT EXERCISE FORM
(CASH)

The undersigned hereby irrevocably elects to purchase __________ shares of Common Stock of Juma Technology Corp. (the "Company") issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares of the Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Payment enclosed in the amount of: $______________________

Name and Address Warrant Holder: ______________________

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Signature: ______________________

Print Name:

Signatures (if jointly held): ______________________

Print Name:

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Date: ______________________

NOTICE OF WARRANT EXERCISE FORM

(CASHLESS)

The undersigned hereby irrevocably elects to receive __________ shares of Common Stock of Juma Technology Corp. (the "Company") issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to receive the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares of the Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Name and Address Warrant Holder: ______________________________

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Signature: ______________________________

Print Name:

Signatures (if jointly held): ______________________________

Print Name:

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Print Name:

Date: ______________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED__________________________ ("Assignor ") hereby sells, assigns, and transfers unto ___________________________ ("Assignee ") all of Assignor's right, title and interest in, to and under this Warrant issued by JUMA TECHNOLOGY CORP. dated ____________.

DATED: ____________________

ASSIGNOR:

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Signature
Print Name:

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Signature, if jointly held
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ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

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Signature
Print Name:

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Signature, if jointly held
Print Name